UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

DIGITAL LOCATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54817	20-5451302
(Commission File Number)	(I.R.S. Employer Identification No.)

3700 State Street, Suite 350, Santa Barbara, California	93105
(Address of principal executive offices)	(Zip Code)

(805) 456-7000

(Registrant’s telephone number, including area code)

______________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Explanatory Note:

This amended current report on Form 8-K/A is being filed solely to correct a typographical error that appeared in Item 3.02. Unregistered Sales of Equity Securities of the current report on Form 8-K filed on December 19, 2017. Except for the foregoing change, no other change was made to the December 19, 2017 Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2017 (the “Effective Date”), Digital Locations, Inc., a Nevada corporation (the “Company”), issued a convertible promissory note (the “Promissory Note”) in the amount of up to $500,000 (the “Total Consideration”) to an accredited investor (the “Investor”). Pursuant to the terms and subject to the conditions of the Promissory Note, the Investor agreed to pay (i) $60,000 of the Total Consideration to the Company upon execution of the Promissory Note (“Initial Consideration”) and (ii) the remainder of the Total Consideration to the Company, in such amounts as determined by Investor in its sole discretion.

The Promissory Note has a term of twelve months and bears interest at the rate of 10% per year. The principal of the Promissory Note and interest earned thereon may be converted into shares of common stock (“Common Stock”) at a conversion price equal to the lesser of (a) $0.03 per share, (b) 50% of the lowest trade price of Common Stock recorded on any trade day after the Effective Date, or (c) the lowest effective price per share granted to any person or entity, including Investor, but excluding officers and directors of the Company, after the Effective Date to acquire Common Stock or to adjust, whether by operation of purchase price adjustment, settlement agreements, exchange agreements, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents.

The Investor received piggy back registration rights under the terms of the Promissory Note, provided however the Company shall not be required to register such shares of Common Stock underlying the Promissory Note that are eligible for resale pursuant to Rule 144. Failure to register the shares underlying the Promissory Note shall result in liquidated damages in the amount of 25% of the outstanding principal balance of the Promissory Note, immediately due and payable, in the form of cash payment or addition to the balance of the Promissory Note at the election of the Investor.

The Promissory Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Promissory Note, failure to comply with certain covenants contained in the Promissory Note, bankruptcy or insolvency of the Company, appointment of a receiver, trustee or other similar official over the Company, or a material part of its assets, and remains uncontested for a period of 20 days or is not dismissed or discharged within 60 days, an involuntary proceeding is commenced or filed against the Company, the Company loses its status as “DTC Eligible,” or failure to satisfy its filing requirements with the SEC. Upon an event of default, 150% of the outstanding principal amount of the Total Consideration shall become immediately due and payable (the “Mandatory Default Amount”). Commencing 5 days after the occurrence of any event of default, the interest rate on the Mandatory Default Amount shall accrue at an interest rate equal to the lesser of 10% or the maximum rate permitted under applicable law.

The foregoing is only brief description of the material terms of the Promissory Note, the form of which is attached hereto as Exhibits 10.1, and is incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Promissory Note described in this Current Report on Form 8-K was offered and sold in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

On December 4, 2017, an investor of the Company converted a part of its Convertible Note dated March 4, 2016, in the amount of $11,000 plus accrued and unpaid interest, to 1,032,285 shares of Common Stock at a conversion price of $0.0125 per share, which is 50% of the lowest trade price during the previous 25 trading days from the date of the conversion notice.

The Company relied upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder with respect to the foregoing issuance.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

 The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Promissory Note (Incorporated by reference to the Company's current report on Form 8-K filed with the SEC on December 19, 2017)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL LOCATIONS, INC.

Date: December 20, 2017	By:	/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr.
President

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